Exhibit 10.10

AMENDMENT NO. 6 TO EXCLUSIVE LICENSE AGREEMENT

AMENDMENT NO. 6 TO EXCLUSIVE LICENSE AGREEMENT, dated August 30, 2010 (this “Amendment”), between S.L.A. PHARMA AG (the “Licensor”) and VENTRUS BIOSCIENCES, INC. (the “Licensee”), as assignee of Paramount Biosciences, LLC (“Paramount”).

WHEREAS, the Licensor and the Licensee have entered into that certain Exclusive License Agreement, dated as of March 23, 2007, as amended by Amendment No. 1 to Exclusive License Agreement dated as of July 24, 2008, Amendment No. 2 to Exclusive License Agreement dated as of November 20, 2008, Amendment No. 3 to Exclusive License Agreement dated as of June 1, 2009, Amendment No. 4 to Exclusive License Agreement dated as of December 18, 2009 (“Amendment No. 4”) and Amendment No. 5 to Exclusive License Agreement dated as of June 24, 2010 (“Amendment No. 5”), and as supplemented by those certain side letters dated as of October 27, 2008, November 20, 2008, and January 22, 2009 (as amended, restated, supplemented or otherwise modified to date the “License  Agreement”);

WHEREAS, the parties hereto desire to further amend the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other consideration the sufficiency and receipt of which is hereby acknowledged by the parties, it is hereby agreed by and between the parties as follows:

1.           Capitalized Terms. Terms used herein but not otherwise defined shall have the meaning ascribed thereto in the License Agreement.

2.           Amendments.

(a)           Given Licensee’s continuing performance pursuant to the terms and conditions under this Agreement, the License Agreement shall be in good standing and remain in full force and effect.

(b)           Effective as of September 30, 2010, no additional Incostop Project Payments shall accrue or otherwise be payable (excluding Incostop Project Payments due and payable prior to September 30, 2010).  For the avoidance of doubt, Anoheal Project Payments shall continue to be due and payable as set forth in Amendment No. 5.

(c)           Upon the execution of this Amendment, Licensee shall issue to Licensor a Warrant substantially in the form attached hereto as Exhibit A.

(d)           Section 2(f) of Amendment No 4. shall be deleted in its entirety.  For so long as Licensee complies with the payment terms and conditions of this Amendment, then Licensor shall not be entitled to terminate this License Agreement for non-payment.  Licensor shall, however, be entitled to terminate the License Agreement without notice and with immediate effect, if the Licensee has not consummated a financing (or series of related financings) resulting in net proceeds to it of at least US$10 million by December 31, 2010.  Furthermore, Licensor shall be entitled to terminate the License Agreement with one month’s notice in the event a third party wishes to enter into a license agreement relating to Anoheal and Incostop and has entered into a binding agreement with Licensor to that end. The termination shall however not become effective if within the one month notice period Licensee pays all moneys invoiced and unpaid as of such notice and the balance of the Maximum Anoheal Amount (which in no event shall be the increased Maximum Anoheal Amount described in Section 2(g) below, even if the events therein have occurred, i.e. the Maximum Anoheal Amount will be $4,000,000).

(e)           Schedule B of Amendment No. 4 shall be amended to delete the October 31, 2010 payment date for the $600,000 payment and replace it with December 31, 2010.

(f)            Schedule B of Amendment No. 4 shall be amended to delete the February 28, 2011 payment date for the $800,000 payment and replace it with the following: “within 14 calendar days of Licensor providing Licensee with written notification of the completion of enrollment into the Phase III Study of a Licensed Product incorporating Anoheal API currently conducted by SLA in Europe (the “Phase III Anoheal Study”).”

(g)           Upon the occurrence of the two (2) events set forth below, the “Maximum Anoheal Amount” shall be increased to $4,400,000, and all references in the License Agreement to the “Maximum Anoheal Amount” shall refer to such increased amount:

(1) Licensee has received a quality-controlled final study report for such study; and

(2) between October 1, 2010 and the date Licensee receives such report, Licensee receives aggregate net proceeds of at least $20,000,000 (i) pursuant to one or more equity financings or (ii) as up-front consideration for Licensee licensing its intellectual property to a third party in connection with a partnering agreement.

(h)           Notwithstanding anything to the contrary in the License Agreement, in the event Licensee, pursuant to Section 23.2 of the License Agreement, terminates the License Agreement (whether in its entirety or with respect to its rights and obligations with respect to Licensed Products incorporating Anoheal or Incostop), Licensee’s obligation to pay costs and expenses of performing work described in the Licensor Clinical Development Plan or any amounts that are part of the Maximum Anoheal Amount or Maximum Incostop Amount (including, without limitation, payments set forth in Schedule B of Amendment No. 4) shall terminate as of the date of Licensee’s notice of such termination (and not on the effective date of termination), such that Licensee shall only be responsible for such payments which have accrued prior to the date of such notice. For the avoidance of doubt, Licensee shall be responsible for all costs (as defined in section…of the License agreement) that have been actually incurred by Licensor in pursuance of the Anoheal development plan that are in excess of the “Maximum Anoheal” amounts already received by Licensor prior to the termination date.

(i)            If (i) there is Change of Control (as defined below) prior to the completion of the Phase III Anoheal Study; and (ii) Licensee, pursuant to Section 23.2 of the License Agreement, terminates the License Agreement within thirty (30) days following the closing of the transaction resulting in the Change of Control, then Licensee shall pay Licensor the balance of the Maximum Anoheal Amount (as increased per Section 2(g) above) regardless of whether Licensor has incurred expenses equal to such balance.  Such balance shall be paid within thirty (30) days following the effective date of termination.  “Change of Control” means a (i) a merger, share exchange or other reorganization in which the stockholders of Licensee prior to such transaction do not own a majority of the voting power of the acquiring, surviving or successor entity, (b) the sale by one or more stockholders of a majority of the voting power of Licensee, or (c) a sale of all or substantially all of the assets of Licensee related to the subject matter of this License Agreement; provided, that, a Change of Control shall not include a bona fide financing transaction in which voting control of License transfers to one or more persons or entities who acquire shares of Licensee’s capital stock in exchange for either an investment in Licensee or the cancellation of indebtedness owed by Licensee, or a combination thereof.

(j)            If (i) there is Change of Control following the completion of the Phase III Anoheal Study; and (ii) Licensee, pursuant to Section 23.2 of the License Agreement, terminates the License Agreement within thirty (30) days following the closing of the transaction resulting in the Change of Control, then Licensee shall pay Licensor (x) the balance of the Maximum Anoheal Amount (as increased per Section 2(g) above) regardless of whether Licensor has incurred expenses equal to such balance and (y) any other development expenses mutually agreed upon in writing, but excluding Anoheal and Incostop Project Payments. Such amount shall be paid within thirty (30) days following the effective date of termination.

3.           Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

4.           Applicable Law. This Amendment shall he governed by and construed in accordance with the laws of Switzerland without regard to principles of conflicts of law.

5.           Dispute Resolution. All disputes arising out of or in connection with this Amendment shall be resolved by the ordinary courts of Zurich, Switzerland, without limiting the right of recourse.

6.           No Other Amendments. Except as expressly set forth herein, the License Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the License Agreement.  In the event of any conflict between the terms of this Amendment and any other terms in the License Agreement, the terms of this Amendment shall govern.

7.           Effectiveness. This Amendment shall become effective immediately upon the date hereof.

8.           References to the License Agreement. From and after the date hereof, all references in the License Agreement and any other documents to the License Agreement shall be deemed to be references to the License Agreement after giving effect to this Amendment.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 to Exclusive License Agreement as of the date first written above.

By:	/s/ D. Slagel	By:	/s/ Russell H. Ellison
	Name: D. Slagel	Name: Chief Executive Officer
	Title: PRESIDENT	Title: Russell H. Ellison

Warrant No.  ___ (CS-2010)

EXHIBIT A

FORM OF WARRANT

VENTRUS BIOSCIENCES, INC.
COMMON STOCK WARRANT

As partial consideration for Amendment No. 6 to the Exclusive License Agreement between the parties, this certifies that S.L.A. Pharma AG (the “Holder”), its designees or permitted assigns, subject to the terms and conditions set forth herein, at any time after the Commencement Date and prior to the Expiration Date (as such terms are defined below), is entitled to purchase from Ventrus Biosciences, Inc., a Delaware corporation (the “Company”), 168,700 fully-paid and non-assessable shares (subject to adjustment as provided herein) (the “Warrant Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment of the aggregate Exercise Price (as defined below) for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The exercise price (the “Exercise Price”) per Warrant Share issuable pursuant to this Common Stock Warrant shall be equal to $0.10 per share.

This Warrant is issued subject to the following terms and conditions:

1.           Exercise, Issuance of Certificates.  The Holder may exercise this Warrant, at any time or from time to time, during the period (a) commencing at 5:00 p.m. (Eastern Time) on August __, 2010 (the “Commencement Date”), and (b) expiring at 5:00 p.m. (Eastern Time) on August __, 2013 (the “Expiration Date”).  The Holder may exercise this Warrant on or prior to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant.  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares (such date, a “Date of Exercise”).  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than ten (10) business days following the Date of Exercise.  In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.  Each stock certificate so delivered shall be registered in the name of such Holder and issued with a legend in substantially the form of the legend placed below on this Warrant.

(a)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant  as required pursuant to the terms hereof.

(b)           Payment of Exercise Price. The Holder shall pay the Exercise Price by delivering immediately available funds to the Company.

2.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Warrant Shares will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.           Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a)           Subdivision or Combination of Stock.  In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased.  Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

(b)           Reclassification.  If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

(c)           Notice of Adjustment.  Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.  The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.           No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.           Compliance with the Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for its own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act or any applicable state securities laws.

6.           Limited Transferability.  The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7.           Amendment, Waiver, etc.  Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.           Notices.  Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered as set forth in the Exclusive License Agreement.

9.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to the conflicts of laws provisions thereof.

10.         Lost or Stolen Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.         Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12.         Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

13.         Severability of Provisions. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this ____ of August 2010.

VENTRUS BIOSCIENCES, INC.

By:
Name: Dr. Russell Ellison
Title: CEO

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:           Ventrus Biosciences, Inc.

The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________ shares of Common Stock of Ventrus Biosciences, Inc. and such holder herewith makes payment of $_________ therefor.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to: __________________________________________________________________________________ whose address is: ______________________________________________________________________.

DATED:

(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)

Name:

Title: